UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2012

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2012, the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”) expanded the size of the Board to eight directors and appointed Alfred E. Smith IV as a Class III Director to fill the newly created directorship, with Mr. Smith’s term expiring at the Company’s 2014 Annual Meeting of Shareholders.  The Board appointed Mr. Smith as a member of the Company’s Nominating and Corporate Governance Committee to replace Mark F. Polzin on such committee.

Mr. Smith, age 61, is the founder and CEO of AE Smith Associates, LLC, a business advisory and corporate consulting firm, and has served on the board of directors of Provectus Pharmaceuticals, Inc., a development stage pharmaceutical company, since July 2011.  He also currently serves as a senior advisor for Kroll Bond Rating Agency; Next Health; and K2 Global Consulting, N.A., LLC.  Mr. Smith serves on the boards of directors of the Tony Blair Faith Foundation and Mutual of America Capital Management Corporation.  Mr. Smith began his career on Wall Street as an independent broker on the New York Stock Exchange in 1972. He subsequently joined Mitchell, Hutchins & Co. as Vice President, served as a Partner of CMJ Partners, LLC, and worked for Bear Wagner Specialists LLC as Senior Managing Director, until his retirement in 2006.  Mr. Smith also served as a member of the board of directors of Saint Vincent Catholic Medical Centers from 1986 to 2012 and had served as chairman of its board since 2006. Mr. Smith also serves as a Director, Secretary, and Dinner Chairman for the Alfred E. Smith Memorial Foundation, a charitable foundation that supports needy children of the Archdiocese of New York. Mr. Smith attended Villanova University.  As a result of these and other professional experiences, Mr. Smith possesses knowledge and experience regarding finance and the capital markets that strengthen the Board’s collective qualifications, skills and experience.

The Board has determined that Mr. Smith is independent (as that term is defined under applicable New York Stock Exchange rules).  There were no arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith became a director. Mr. Smith has not been a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2012, the Board amended Section 5 of Article III of the Corporation’s By-Laws to provide, consistent with Section H(a) of the Corporation’s Amended and Restated Articles of Incorporation, as amended, that the Board shall have power to classify any additional director appointed to fill a directorship newly created by the Board.

A copy of the Amended and Restated By-Laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated By-Laws, dated as of November 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: November 7, 2012

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws, dated as of November 7, 2012.